SouthernFirst

SECOND QUARTER RESULTS 2022

July 26, 2022

FORWARD-LOOKING STATEMENTS

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

CORPORATE PROFILE



Greensboro
Raleigh
Charlotte
NORTH CAROLINA
Greenville
SOUTH CAROLINA
Columbia
Summerville
Charleston
Atlanta
GEORGIA

Southern First Markets:

Greenville, SC	2000
Columbia, SC	2007
Charleston, SC	2012
Raleigh, NC	2016
Atlanta, GA	2017
Summerville, SC	2018
Greensboro, NC	2018
Charlotte, NC	2021

HIGHLIGHTS

- Net income was $7.2 million and diluted earnings per common share were $0.90 for Q2 2022
- Net interest income increased 16.1% to $24.9 million at Q2 2022, compared to $21.4 million at Q2 2021
- Total loans increased 26% to $2.8 billion at Q2 2022, compared to $2.3 billion at Q2 2021
- Total deposits increased 24% to $2.9 billion at Q2 2022, compared to $2.3 billion at Q2 2021
- Book value per common share increased to $35.39, or 11%, over Q2 2021
- Completed move to new headquarters in Greenville, South Carolina

LOANS & DEPOSITS

Total Loans



Millions
$2,900
$2,800
$2,700
$2,600
$2,500
$2,400
$2,300
$2,200
$2,100
$2,000
$2.25 B
$2.39 B
$2.49 B
$2.66 B
$2.85 B
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Total Deposits



Millions
$2,900
$2,800
$2,700
$2,600
$2,500
$2,400
$2,300
$2,200
$2,100
$2,000
$2.31 B
$2.43 B
$2.56 B
$2.71 B
$2.87 B
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

*Total loans excludes mortgage loans held for sale.

NET INTEREST MARGIN



Net Interest Income
Net Interest Margin*
Thousands
$26,000
$25,000
$24,000
$23,000
$22,000
$21,000
$20,000
$19,000
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
$21,430
$22,172
$22,857
$23,164
$24,884
3.50%
3.38%
3.35%
3.37%
3.35%

*Annualized for the respective three-month period. Tax equilavent.

TANGIBLE BOOK VALUE PER SHARE



$31.86
$33.57
$35.07
$34.90
$35.39
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

CAPITAL RATIOS

Holding Company Capital Ratios: [(1)]	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total risk-based capital ratio	**13.97%**	14.37%	14.90%	14.88%	14.98%
Tier 1 risk-based capital ratio	**11.83%**	12.18%	12.65%	12.59%	12.63%
Leverage ratio	**9.71%**	10.12%	10.18%	10.20%	10.27%
Common equity tier 1 ratio [(2)]	**11.33%**	11.65%	12.09%	12.00%	12.00%
Tangible common equity [(3)]	**8.60%**	9.06%	9.50%	9.54%	9.50%

(1) June 30, 2022 ratios are preliminary.
(2) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(3) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

NEW HEADQUARTERS



- Five-story, 107,000 sq ft building on ~7 acres
- Home to the bank's flagship retail banking office and critical Operations and Support teams
- Collaboration areas and modern meeting spaces that foster the bank's relationship first approach to banking
- New drive-thru experience featuring Interactive Teller Machines (ITMs)

SouthernFirst